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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                               Amendment No. 2 to
                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            THE J. M. SMUCKER COMPANY
 -------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Ohio                                            34-0538550
-------------------------------------------                 -----------------
  (State of Incorporation or Organization)                    (IRS Employer
                                                            Identification no.)


  Strawberry Lane, Orrville, Ohio                                 44667
-------------------------------------------                 -----------------
(Address of Principal Executive Offices)                       (Zip Code)

If this form relates to the registration of a        If this form relates to the registration of a
class of securities pursuant to Section              class of securities pursuant to Section
12(b) of the Exchange Act and is effective           12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),               pursuant to General Instruction A.(d),
please check the following box. [X]                  please check the following box.

Securities Act registration statement file number to which this form relates
________________
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                     Name of Each Exchange on Which
         to be so Registered                     Each Class is to be Registered
         -------------------                     ------------------------------


Rights to Purchase Preferred Shares                 New York Stock Exchange
-----------------------------------                 -----------------------


Securities to be registered pursuant to Section 12(g) of the Act:


                                       N/A
      --------------------------------------------------------------------
                                 Title of class


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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.
         ------------------------------------------

Effective as of October 9, 2001, the Amended and Restated Rights Agreement, dated as of August 28, 2000 (the "Rights Agreement"), between The J. M. Smucker Company, an Ohio corporation (the "Company"), and Computershare Investors Services, LLC, as rights agent (the "Rights Agent"), was amended. The amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Shareholders Agreement and Irrevocable Proxy, dated as of October 9, 2001, by and among The Procter & Gamble Company, an
Ohio corporation, and those certain shareholders of the Company set forth on the signature pages thereto.

         The foregoing summary description of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.

ITEM 2.  EXHIBITS.

         Exhibit
         Number          Exhibit
         ------          -------

           4.1 Amendment No. 1, dated as of October 9, 2001, to the Amended and Restated Rights Agreement.







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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     THE J. M. SMUCKER COMPANY


                                     By:   /s/ Steven J. Ellcessor
                                           -------------------------------
                                           Name:    Steven J. Ellcessor
                                           Title:   Vice President--
                                                    Finance and Administration,
                                                    Secretary and
                                                    General Counsel


Dated: October 22, 2001











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                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER        EXHIBIT

       4.1 Amendment No. 1, dated as of October 9, 2001, to the Amended and Restated Rights Agreement.